RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR


                           RFMSI SERIES 2002-S20 TRUST
                                     ISSUER


                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-S20

     $ 112,300                  0.00%            CLASS A-P CERTIFICATES

--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated December 23, 2002
                                       to
                        Prospectus dated August 26, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated December 23, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                              CREDIT SCORE DISTRIBUTION


                                                                                                      WEIGHTED
                                                                                                      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       VALUE
CREDIT SCORE RANGE                    LOANS            BALANCE          LOANS           BALANCE        RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------
499 - or less ...................             1    $      320,036            0.53%    $   320,036        87.00%
580 - 599 .......................             1           302,737            0.50         302,737        65.00
600 - 619 .......................             1           660,523            1.10         660,523        62.00
620 - 639 .......................             2           601,276            1.00         300,638        57.52
640 - 659 .......................             6         1,722,859            2.87         287,143        55.41
660 - 679 .......................             3         1,135,376            1.89         378,459        62.44
680 - 699 .......................             7         2,710,409            4.52         387,201        54.69
700 - 719 .......................            15         5,598,660            9.34         373,244        50.92
720 - 739 .......................            21         7,588,296           12.65         361,347        50.18
740 - 759 .......................            11         3,430,919            5.72         311,902        65.01
760 - 779 .......................            33        10,447,658           17.42         316,596        57.12
780 - 799 .......................            42        15,321,562           25.55         364,799        55.28
800 or greater ..................            28         9,844,078           16.42         351,574        58.02
Subtotal with credit score ......           171    $   59,684,387           99.53         349,032        55.99%
Not Available ...................             1           279,726            0.47         279,726        73.00
                                            ---    --------------          ------     -----------        -----
Total ...........................           172    $   59,964,113          100.00%    $   348,629        56.07%
                                            ===    ==============          ======


Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

As of March 1, 2005, the weighted average Credit Score of the mortgage loans was approximately 755.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                        MORTGAGE RATES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
MORTGAGE RATES (%)                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
5.125 - 5.249 ...................             1    $      407,541            0.68%    $   407,541           800        77.00%
5.250 - 5.374 ...................             2           653,297            1.09         326,648           711        62.73
5.375 - 5.499 ...................             5           939,523            1.57         187,905           802        52.10
5.500 - 5.624 ...................            10         4,186,640            6.98         418,664           752        40.06
5.625 - 5.749 ...................            19         8,917,666           14.87         469,351           767        63.63
5.750 - 5.874 ...................            53        19,441,301           32.42         366,817           748        53.43
5.875 - 5.999 ...................            51        17,178,729           28.65         336,838           767        55.77
6.000 - 6.124 ...................            14         3,336,596            5.56         238,328           756        67.51
6.125 - 6.249 ...................            13         3,543,192            5.91         272,553           718        62.66
6.250 - 6.374 ...................             3           999,844            1.67         333,281           737        47.47
6.375 - 6.499 ...................             1           359,784            0.60         359,784           692        39.00
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           172    $   59,964,113          100.00%    $   348,629           755        56.07%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average mortgage rate was approximately 5.7873% per annum.


                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
ORIGINAL MORTGAGE LOAN               MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
BALANCE ($)                           LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
100,000 or less .................             9    $      581,176            0.97%    $    64,575           764        58.15%
100,001 - 200,000 ...............            17         2,298,199            3.83         135,188           744        56.26
200,001 - 300,000 ...............            13         2,856,808            4.76         219,754           760        58.91
300,001 - 400,000 ...............            72        22,559,099           37.62         313,321           753        57.86
400,001 - 500,000 ...............            22         8,885,623           14.82         403,892           754        54.85
500,001 - 600,000 ...............            21        10,406,421           17.35         495,544           762        56.70
600,001 - 700,000 ...............             8         4,489,630            7.49         561,204           773        64.37
700,001 - 800,000 ...............             4         2,663,743            4.44         665,936           745        51.71
800,001 - 900,000 ...............             1           755,951            1.26         755,951           719        70.00
900,001 - 1,000,000 .............             4         3,482,519            5.81         870,630           765        40.42
1,000,001 - 1,100,000 ...........             1           984,942            1.64         984,942           709        28.00
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           172    $   59,964,113          100.00%    $   348,629           755        56.07%
                                            ===    ==============          ======





                                                 ORIGINAL LTV RATIOS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT
ORIGINAL LTV RATIO (%)                LOANS            BALANCE          LOANS           BALANCE        SCORE
---------------------------------   -----------    --------------    -------------    -----------    ----------
00.01 - 50.00 ...................            52    $   19,075,467           31.81%    $   366,836          749
50.01 - 55.00 ...................            18         6,366,684           10.62         353,705          778
55.01 - 60.00 ...................            23         8,417,753           14.04         365,989          768
60.01 - 65.00 ...................            23         7,477,461           12.47         325,107          745
65.01 - 70.00 ...................            19         7,231,389           12.06         380,599          755
70.01 - 75.00 ...................            20         5,471,613            9.12         273,581          755
75.01 - 80.00 ...................            15         5,576,525            9.30         371,768          761
85.01 - 90.00 ...................             2           347,222            0.58         173,611          494
                                            ---    --------------          ------     -----------          ---
Total ...........................           172    $   59,964,113          100.00%    $   348,629          755
                                            ===    ==============          ======


The weighted average LTV ratio at origination of the mortgage loans was approximately 56.07%.


                                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          STATE                       LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Alabama .........................             1    $      312,392            0.52%    $   312,392           781        80.00%
Arizona .........................             2           608,893            1.02         304,446           775        70.58
California ......................            65        24,682,507           41.16         379,731           757        51.64
Colorado ........................             2           674,616            1.13         337,308           691        50.22
Connecticut .....................             2           183,428            0.31          91,714           724        49.51
District of Columbia ............             3         1,330,792            2.22         443,597           792        52.22
Florida .........................            12         3,158,080            5.27         263,173           756        65.30
Georgia .........................             5         2,019,082            3.37         403,816           747        59.01
Hawaii ..........................             1           849,583            1.42         849,583           798        53.00
Illinois ........................             2           893,761            1.49         446,881           782        57.41
Indiana .........................             1           239,316            0.40         239,316           684        71.00
Kentucky ........................             1           287,619            0.48         287,619           792        58.00
Massachusetts ...................             5         1,528,147            2.55         305,629           728        39.28
Maryland ........................             8         2,665,954            4.45         333,244           723        56.16
Michigan ........................             8         1,864,732            3.11         233,092           767        61.64
Minnesota .......................             1           660,523            1.10         660,523           619        62.00
Missouri ........................             1           479,282            0.80         479,282           724        27.00
North Carolina ..................             3         1,552,705            2.59         517,568           715        74.31
New Jersey ......................             9         2,938,470            4.90         326,497           766        47.82
Nevada ..........................             7         2,709,655            4.52         387,094           771        68.67
New York ........................             3           872,836            1.46         290,945           779        63.64
Oregon ..........................             2           615,856            1.03         307,928           776        65.76
Pennsylvania ....................             4         1,683,967            2.81         420,992           766        57.25
South Carolina ..................             1            48,144            0.08          48,144           653        70.00
Texas ...........................            10         3,818,239            6.37         381,824           753        62.94
Utah ............................             1           281,460            0.47         281,460           775        68.00
Virginia ........................             9         2,149,733            3.59         238,859           769        62.88
Washington ......................             3           854,341            1.42         284,780           786        47.51
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           172    $   59,964,113          100.00%    $   348,629           755        56.07%
                                            ===    ==============          ======


----------
         No more than 1.7% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.





                                              LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        LOAN PURPOSE                  LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Purchase ........................             7    $    2,502,388            4.17%    $   357,484           756        75.05%
Rate/Term Refinance .............           141        49,108,736           81.90         348,289           758        55.45
Equity Refinance ................            24         8,352,989           13.93         348,041           737        54.00
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           172    $   59,964,113          100.00%    $   348,629           755        56.07%
                                            ===    ==============          ======



                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
      DOCUMENTATION TYPE              LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Full Documentation ..............           129    $   47,604,881           79.39%    $   369,030           759        55.90%
Reduced Documentation ...........            43        12,359,232           20.61         287,424           742        56.72
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           172    $   59,964,113          100.00%    $   348,629           755        56.07%
                                            ===    ==============          ======


         No more than 41.8% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 15.1% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.


                                           OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        OCCUPANCY TYPE                LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Primary Residence ...............           168    $   58,206,589           97.07%    $   346,468           756        56.33%
Second/Vacation .................             4         1,757,524            2.93         439,381           743        47.46
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           172    $   59,964,113          100.00%    $   348,629           755        56.07%
                                            ===    ==============          ======





                                                  MORTGAGED PROPERTY TYPES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          PROPERTY TYPE               LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Single Family Detached ..........           128    $   44,234,675           73.77%    $   345,583           752        53.73%
Planned Unit Developments
(detached) ......................            38        13,718,871           22.88         361,023           763        64.19
Townhouse .......................             2           783,648            1.31         391,824           796        51.75
Leasehold .......................             1           449,507            0.75         449,507           696        44.00
Condo Low-Rise (less than 5
(stories) .......................             2           421,132            0.70         210,566           785        61.63
Planned Unit Developments
(attached) ......................             1           356,279            0.59         356,279           805        51.00
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           172    $   59,964,113          100.00%    $   348,629           755        56.07%
                                            ===    ==============          ======





                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        NET MORTGAGE RATE (%)         LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
4.845 ...........................             1    $      407,541            0.68%    $   407,541           800        77.00%
4.970 ...........................             2           653,297            1.09         326,648           711        62.73
5.095 ...........................             5           939,523            1.57         187,905           802        52.10
5.220 ...........................             9         3,292,781            5.49         365,865           739        47.67
                                             --    --------------            ----     -----------           ---        -----
Total ...........................            17    $    5,293,142            8.83%    $   311,361           752        52.57%
                                             ==    ==============            ====


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.131730716%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                       CLASS A-P CERTIFICATES
                                                           --------------------------------------------------
                                                            0%        100%      250%        400%         500%
                                                           ----       ----      ----        ----         ----
DISTRIBUTION DATE
April 2005.............................................    100%       100%      100%        100%         100%
April 2006.............................................     94         89        80          72           66
April 2007.............................................     88         78        64          51           43
April 2008.............................................     82         68        50          36           28
April 2009.............................................     75         59        39          25           18
April 2010.............................................     68         50        30          17           11
April 2011.............................................     60         42        23          12            7
April 2012.............................................     52         34        17           8            4
April 2013.............................................     44         27        12           5            3
April 2014.............................................     35         20         8           3            1
April 2015.............................................     26         14         5           2            1
April 2016.............................................     16          8         3           1            *
April 2017.............................................      5          3         1           *            *
April 2018.............................................      0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........      7.0        5.4       3.8         2.8          2.3


----------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                               ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       --------------
Aggregate principal balance ....................       $5,324,486.95         $55,363,832.66
Weighted average mortgage rate .................        5.4178620853%                 5.824%
Weighted average servicing fee rate.............        0.2800000000%                0.3314%
Weighted average original term to maturity
(months) .......................................                 180                    180
Weighted average remaining term
to maturity (months) ...........................                 150                    148

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                  PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                    CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              100%            250%            400%            500%
------------------------------         ----             ----            ----            ----            ----
$89,165.......................         3.6%             4.8%            7.0%            9.8%            11.9%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  -----------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  -----------------------------------------------------------------------------------------
                                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio ............   159,458    $ 41,799,848       156,842    $ 41,837,077       142,330    $ 38,092,093
Period of Delinquency
   30 to 59 days ................     2,081         485,414         2,147         488,965         1,968         469,058
   60 to 89 days ................       297          66,720           336          72,625           327          75,698
   90 days or more ..............       301          69,148           307          68,860           333          76,136
Foreclosures Pending ............       419         100,940           340          81,219           350          91,964
Total Delinquent Loans ..........     3,098    $    722,221         3,130    $    711,669         2,978    $    712,856
Percent of Loan
    Portfolio ...................     1.943%          1.728%        1.996%          1.701%        2.092%          1.871%

[TABLE CONTINUED]


                                      AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                     BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                      OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                     LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  --------------------------------------------------------------------------------------
Total Loan Portfolio ............   104,754    $ 29,652,506        61,336    $ 19,562,648        51,674    $ 17,633,235
Period of Delinquency
   30 to 59 days ................     1,391         350,118           813         202,438           354         101,882
   60 to 89 days ................       256          59,355           180          37,722            80          18,514
   90 days or more ..............       277          67,047           229          51,671            99          22,840
Foreclosures Pending ............       333          80,326           243          58,402           139          31,349
Total Delinquent Loans ..........     2,257    $    556,846         1,465    $    350,233           672    $    174,585
Percent of Loan
    Portfolio ...................     2.155%          1.878%        2.388%          1.790%        1.300%          0.990%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  ------------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ------------------------------------------------------------------------------------------
                                                                                                      (Dollar Amounts in Thousands)
Total Loan Portfolio ............    31,572    $  5,733,023        29,442    $  5,424,670        26,174    $  4,923,160
Period of Delinquency
   30 to 59 days ................       476          87,173           481          80,450           436          72,245
   60 to 89 days ................        72          13,317            85          14,464            71          13,138
   90 days or more ..............        68          14,146            57          12,443            64          12,292
Foreclosures Pending ............       113          23,846            87          17,435            79          22,361
Total Delinquent Loans ..........       729    $    138,482           710    $    124,791           650    $    120,036
Percent of Loan
    Portfolio ...................     2.309%          2.416%        2.412%          2.300%        2.483%          2.438%

[TABLE CONTINUED]


                                     AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  -------------------------------------------------------------------------------------
                                    BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  -------------------------------------------------------------------------------------
Total Loan Portfolio ............   20,813    $  4,388,764        15,134    $  3,902,833        12,980    $  3,701,651
Period of Delinquency
   30 to 59 days ................      303          56,489           221          45,326            80          18,542
   60 to 89 days ................       62          12,354            38           7,098            21           4,011
   90 days or more ..............       66          16,163            55           9,585            15           2,980
Foreclosures Pending ............       68          14,099            53          11,232            26           5,253
Total Delinquent Loans ..........      499    $     99,105           367    $     73,241           142    $     30,786
Percent of Loan
    Portfolio ...................    2.398%          2.258%        2.425%          1.877%        1.094%          0.832%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                               JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $     41,799,848     $     41,837,077     $     38,092,093     $     29,652,506
Average Portfolio Balance .......    $     41,744,291     $     41,712,987     $     40,578,437     $     34,185,451
Foreclosed Loans ................    $         36,732     $         18,166     $         11,865     $         13,924
Liquidated Foreclosed Loans .....    $         40,097     $         57,997     $         35,574     $         30,193
Foreclosed Loans Ratio ..........               0.088%               0.043%               0.031%               0.047%
Gross Loss ......................    $          6,022     $         16,608     $          9,085     $          5,871
Gross Loss Ratio ................               0.014%               0.040%               0.022%               0.017%
Covered Loss ....................    $          3,549     $          6,438     $          5,451     $          3,056
Net Loss ........................    $          2,473     $         10,170     $          3,633     $          2,816
Net Loss Ratio ..................               0.006%               0.024%               0.009%               0.008%
Excess Recovery .................    $            333     $             39     $              5     $            108

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $     19,562,648     $     17,633,235
Average Portfolio Balance .......    $     23,080,737     $     17,999,485
Foreclosed Loans ................    $          9,435     $          2,109
Liquidated Foreclosed Loans .....    $         28,302     $         16,609
Foreclosed Loans Ratio ..........               0.048%               0.012%
Gross Loss ......................    $          5,331     $          2,922
Gross Loss Ratio ................               0.023%               0.016%
Covered Loss ....................    $          4,219     $          1,648
Net Loss ........................    $          1,112     $          1,274
Net Loss Ratio ..................               0.005%               0.007%
Excess Recovery .................    $             18     $             68





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                                      (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $      5,733,023     $      5,424,670     $      4,923,160     $      4,388,764
Average Portfolio Balance .......    $      6,483,857     $      5,497,288     $      5,208,164     $      4,572,334
Foreclosed Loans ................    $          7,705     $          2,749     $            841     $          3,323
Liquidated Foreclosed Loans .....    $          7,487     $         10,220     $          5,253     $          3,685
Foreclosed Loans Ratio ..........               0.134%               0.051%               0.017%               0.076%
Gross Loss ......................    $          1,142     $          4,343     $          1,657     $          1,047
Gross Loss Ratio ................               0.018%               0.079%               0.032%               0.023%
Covered Loss ....................    $            561     $            895     $          1,202     $            462
Net Loss ........................    $            581     $          3,449     $            456     $            585
Net Loss Ratio ..................               0.009%               0.063%               0.009%               0.013%
Excess Recovery .................    $            148     $             25     $              0     $              0

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $      3,902,833     $      3,701,651
Average Portfolio Balance .......    $      4,082,685     $      3,702,764
Foreclosed Loans ................    $          2,051     $            798
Liquidated Foreclosed Loans .....    $          5,319     $          2,680
Foreclosed Loans Ratio ..........               0.053%               0.022%
Gross Loss ......................    $          1,473     $            581
Gross Loss Ratio ................               0.036%               0.016%
Covered Loss ....................    $            884     $            227
Net Loss ........................    $            589     $            353
Net Loss Ratio ..................               0.014%               0.010%
Excess Recovery .................    $              0     $             15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                  APPENDIX A


                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:47                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S20(POOL #  4646)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4646
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JH56    10,000,000.00   4,371,506.43     4.000000  %     31,532.74
A-2     76111JH64             0.00           0.00     5.250000  %          0.00
A-3     76111JH72    77,722,000.00  41,823,718.67     4.400000  %    201,114.44
A-4     76111JH80    20,903,000.00  11,248,310.53     2.867501  %     54,088.87
A-5     76111JH98             0.00           0.00     5.632500  %          0.00
A-6     76111JJ21    30,000,000.00           0.00     5.250000  %          0.00
A-7     76111JJ39    16,300,000.00           0.00     5.400000  %          0.00
A-8     76111JJ47             0.00           0.00     5.000000  %          0.00
A-9     76111JJ54    20,000,000.00   4,035,895.76     0.000000  %     19,407.10
A-10    76111JJ62       122,000.00           0.00     5.250000  %          0.00
A-P     76111JJ70       161,133.06     115,330.39     0.000000  %        531.76
A-V     76111JJ88             0.00           0.00     0.225817  %          0.00
R-I     76111JJ96           100.00           0.00     5.250000  %          0.00
R-II    76111JK29           100.00           0.00     5.250000  %          0.00
M-1     76111JK37     1,064,800.00     970,931.91     5.250000  %      4,391.88
M-2     76111JK45       354,600.00     323,340.02     5.250000  %      1,462.58
M-3     76111JK52       266,000.00     242,550.61     5.250000  %      1,097.15
B-1     76111JK60       177,400.00     161,761.20     5.250000  %        731.71
B-2     76111JK78        88,600.00      80,789.41     5.250000  %        365.44
B-3     76111JK86       177,432.59     161,790.91     5.250000  %        731.84

-------------------------------------------------------------------------------
                  177,337,165.65    63,535,925.84                    315,455.51
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        14,571.69     46,104.43            0.00       0.00      4,339,973.69
A-2         4,553.65      4,553.65            0.00       0.00              0.00
A-3       153,353.64    354,468.08            0.00       0.00     41,622,604.23
A-4        26,878.78     80,967.65            0.00       0.00     11,194,221.66
A-5        52,796.76     52,796.76            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9        16,816.23     36,223.33            0.00       0.00      4,016,488.66
A-10            0.00          0.00            0.00       0.00              0.00
A-P             0.00        531.76            0.00       0.00        114,798.63
A-V        11,956.25     11,956.25            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            1.77          1.77            0.00       0.00              0.00
M-1         4,247.83      8,639.71            0.00       0.00        966,540.03
M-2         1,414.61      2,877.19            0.00       0.00        321,877.44
M-3         1,061.16      2,158.31            0.00       0.00        241,453.46
B-1           707.71      1,439.42            0.00       0.00        161,029.49
B-2           353.45        718.89            0.00       0.00         80,423.97
B-3           707.84      1,439.68            0.00       0.00        161,059.07

-------------------------------------------------------------------------------
          289,421.37    604,876.88            0.00       0.00     63,220,470.33
===============================================================================









































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               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S20(POOL #  4646)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4646
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     437.150644    3.153275     1.457169     4.610444   0.000000  433.997369
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3     538.119434    2.587613     1.973105     4.560718   0.000000  535.531821
A-4     538.119434    2.587613     1.285881     3.873494   0.000000  535.531821
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9     201.794788    0.970355     0.840811     1.811166   0.000000  200.824433
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     715.746284    3.300130     0.000000     3.300130   0.000000  712.446154
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000    17.700000    17.700000   0.000000    0.000000
M-1     911.844395    4.124606     3.989322     8.113928   0.000000  907.719789
M-2     911.844409    4.124619     3.989312     8.113931   0.000000  907.719789
M-3     911.844413    4.124624     3.989323     8.113947   0.000000  907.719789
B-1     911.844423    4.124634     3.989346     8.113980   0.000000  907.719789
B-2     911.844394    4.124605     3.989278     8.113883   0.000000  907.719789
B-3     911.844397    4.124609     3.989346     8.113955   0.000000  907.719789

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:48                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S20 (POOL #  4646)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4646
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       13,298.03
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,010.62

SUBSERVICER ADVANCES THIS MONTH                                        5,856.20
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     648,473.96

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      63,220,470.34

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          180

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                       28,056.93

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.93922100 %     2.42322300 %    0.63639830 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.93786100 %     2.41989805 %    0.63783890 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              645,478.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,004,691.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.79328322
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              150.70

POOL TRADING FACTOR:                                                35.64987075

Run:        04/26/05     11:24:35                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S20(POOL #  4646)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4646
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JH56    10,000,000.00   4,339,973.69     4.000000  %    162,525.95
A-2     76111JH64             0.00           0.00     5.250000  %          0.00
A-3     76111JH72    77,722,000.00  41,622,604.23     4.400000  %  1,036,583.27
A-4     76111JH80    20,903,000.00  11,194,221.66     2.980000  %    278,784.64
A-5     76111JH98             0.00           0.00     5.520000  %          0.00
A-6     76111JJ21    30,000,000.00           0.00     5.250000  %          0.00
A-7     76111JJ39    16,300,000.00           0.00     5.400000  %          0.00
A-8     76111JJ47             0.00           0.00     5.000000  %          0.00
A-9     76111JJ54    20,000,000.00   4,016,488.66     0.000000  %    100,027.98
A-10    76111JJ62       122,000.00           0.00     5.250000  %          0.00
A-P     76111JJ70       161,133.06     114,798.63     0.000000  %        533.66
A-V     76111JJ88             0.00           0.00     0.225798  %          0.00
R-I     76111JJ96           100.00           0.00     5.250000  %          0.00
R-II    76111JK29           100.00           0.00     5.250000  %          0.00
M-1     76111JK37     1,064,800.00     966,540.03     5.250000  %      4,331.26
M-2     76111JK45       354,600.00     321,877.44     5.250000  %      1,442.40
M-3     76111JK52       266,000.00     241,453.46     5.250000  %      1,082.00
B-1     76111JK60       177,400.00     161,029.49     5.250000  %        721.61
B-2     76111JK78        88,600.00      80,423.97     5.250000  %        360.39
B-3     76111JK86       177,432.59     161,059.07     5.250000  %        721.74

-------------------------------------------------------------------------------
                  177,337,165.65    63,220,470.33                  1,587,114.90
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        14,466.58    176,992.53            0.00       0.00      4,177,447.74
A-2         4,520.81      4,520.81            0.00       0.00              0.00
A-3       152,616.22  1,189,199.49            0.00       0.00     40,586,020.96
A-4        27,798.98    306,583.62            0.00       0.00     10,915,437.02
A-5        51,493.42     51,493.42            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9        16,735.37    116,763.35            0.00       0.00      3,916,460.68
A-10            0.00          0.00            0.00       0.00              0.00
A-P             0.00        533.66            0.00       0.00        114,264.97
A-V        11,895.87     11,895.87            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            1.76          1.76            0.00       0.00              0.00
M-1         4,228.61      8,559.87            0.00       0.00        962,208.77
M-2         1,408.21      2,850.61            0.00       0.00        320,435.04
M-3         1,056.36      2,138.36            0.00       0.00        240,371.46
B-1           704.50      1,426.11            0.00       0.00        160,307.88
B-2           351.85        712.24            0.00       0.00         80,063.58
B-3           704.63      1,426.37            0.00       0.00        160,337.33

-------------------------------------------------------------------------------
          287,983.17  1,875,098.07            0.00       0.00     61,633,355.43
===============================================================================









































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Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S20(POOL #  4646)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4646
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     433.997369   16.252595     1.446658    17.699253   0.000000  417.744774
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3     535.531821   13.337064     1.963617    15.300681   0.000000  522.194758
A-4     535.531821   13.337064     1.329904    14.666968   0.000000  522.194758
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9     200.824433    5.001399     0.836768     5.838167   0.000000  195.823034
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     712.446164    3.311921     0.000000     3.311921   0.000000  709.134242
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000    17.600000    17.600000   0.000000    0.000000
M-1     907.719793    4.067684     3.971272     8.038956   0.000000  903.652109
M-2     907.719791    4.067682     3.971263     8.038945   0.000000  903.652109
M-3     907.719778    4.067669     3.971278     8.038947   0.000000  903.652109
B-1     907.719809    4.067700     3.971251     8.038951   0.000000  903.652109
B-2     907.719829    4.067720     3.971219     8.038939   0.000000  903.652109
B-3     907.719794    4.067686     3.971255     8.038941   0.000000  903.652109

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:35                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S20 (POOL #  4646)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4646
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       13,235.19
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,243.11

SUBSERVICER ADVANCES THIS MONTH                                        2,956.46
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     324,227.97

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      61,633,355.44

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          176

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,303,798.96

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.93786100 %     2.42430000 %    0.63668070 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.87296400 %     2.47108931 %    0.65135680 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              645,478.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,004,691.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.78933789
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              149.60

POOL TRADING FACTOR:                                                34.75490048

Run:        04/07/05     11:14:56                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S20(POOL #  4646)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4646
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JH56    10,000,000.00   4,177,447.74     4.000000  %     96,377.22
A-2     76111JH64             0.00           0.00     5.250000  %          0.00
A-3     76111JH72    77,722,000.00  40,586,020.96     4.400000  %    614,689.63
A-4     76111JH80    20,903,000.00  10,915,437.02     3.100000  %    165,318.15
A-5     76111JH98             0.00           0.00     5.400000  %          0.00
A-6     76111JJ21    30,000,000.00           0.00     5.250000  %          0.00
A-7     76111JJ39    16,300,000.00           0.00     5.400000  %          0.00
A-8     76111JJ47             0.00           0.00     5.000000  %          0.00
A-9     76111JJ54    20,000,000.00   3,916,460.68     0.000000  %     59,316.18
A-10    76111JJ62       122,000.00           0.00     5.250000  %          0.00
A-P     76111JJ70       161,133.06     114,264.97     0.000000  %        536.04
A-V     76111JJ88             0.00           0.00     0.222115  %          0.00
R-I     76111JJ96           100.00           0.00     5.250000  %          0.00
R-II    76111JK29           100.00           0.00     5.250000  %          0.00
M-1     76111JK37     1,064,800.00     962,208.77     5.250000  %      4,400.89
M-2     76111JK45       354,600.00     320,435.04     5.250000  %      1,465.59
M-3     76111JK52       266,000.00     240,371.46     5.250000  %      1,099.39
B-1     76111JK60       177,400.00     160,307.88     5.250000  %        733.20
B-2     76111JK78        88,600.00      80,063.58     5.250000  %        366.19
B-3     76111JK86       177,432.59     160,337.33     5.250000  %        733.34

-------------------------------------------------------------------------------
                  177,337,165.65    61,633,355.43                    945,035.82
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        13,924.83    110,302.05            0.00       0.00      4,081,070.52
A-2         4,351.51      4,351.51            0.00       0.00              0.00
A-3       148,815.41    763,505.04            0.00       0.00     39,971,331.33
A-4        28,198.21    193,516.36            0.00       0.00     10,750,118.87
A-5        49,119.47     49,119.47            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9        16,318.59     75,634.77            0.00       0.00      3,857,144.50
A-10            0.00          0.00            0.00       0.00              0.00
A-P             0.00        536.04            0.00       0.00        113,728.93
A-V        11,408.05     11,408.05            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            1.72          1.72            0.00       0.00              0.00
M-1         4,209.66      8,610.55            0.00       0.00        957,807.88
M-2         1,401.90      2,867.49            0.00       0.00        318,969.45
M-3         1,051.63      2,151.02            0.00       0.00        239,272.07
B-1           701.35      1,434.55            0.00       0.00        159,574.68
B-2           350.28        716.47            0.00       0.00         79,697.39
B-3           701.48      1,434.82            0.00       0.00        159,603.99

-------------------------------------------------------------------------------
          280,554.09  1,225,589.91            0.00       0.00     60,688,319.61
===============================================================================









































Run:        04/07/05     11:14:56
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S20(POOL #  4646)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4646
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     417.744774    9.637722     1.392483    11.030205   0.000000  408.107052
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3     522.194758    7.908824     1.914714     9.823538   0.000000  514.285934
A-4     522.194758    7.908824     1.349003     9.257827   0.000000  514.285934
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9     195.823034    2.965809     0.815929     3.781738   0.000000  192.857225
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     709.134229    3.326692     0.000000     3.326692   0.000000  705.807537
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000    17.200000    17.200000   0.000000    0.000000
M-1     903.652105    4.133058     3.953475     8.086533   0.000000  899.519048
M-2     903.652099    4.133051     3.953469     8.086520   0.000000  899.519048
M-3     903.652093    4.133045     3.953496     8.086541   0.000000  899.519048
B-1     903.652137    4.133089     3.953495     8.086584   0.000000  899.519048
B-2     903.652118    4.133070     3.953499     8.086569   0.000000  899.519048
B-3     903.652110    4.133063     3.953501     8.086564   0.000000  899.519047

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:56                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S20 (POOL #  4646)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4646
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       12,941.97
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,898.25

SUBSERVICER ADVANCES THIS MONTH                                       10,702.55
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,007,680.40

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      60,688,319.61

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          173

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      663,135.32

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.87296400 %     2.47567900 %    0.65014930 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.83873100 %     2.49809092 %    0.65848740 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              645,478.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,004,691.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.78833239
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              148.60

POOL TRADING FACTOR:                                                34.22199706

Run:        04/25/05     11:59:50                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S20(POOL #  4646)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4646
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JH56    10,000,000.00   4,081,070.52     4.000000  %    102,430.35
A-2     76111JH64             0.00           0.00     5.250000  %          0.00
A-3     76111JH72    77,722,000.00  39,971,331.33     4.400000  %    653,296.18
A-4     76111JH80    20,903,000.00  10,750,118.87     3.300000  %    175,701.22
A-5     76111JH98             0.00           0.00     5.200000  %          0.00
A-6     76111JJ21    30,000,000.00           0.00     5.250000  %          0.00
A-7     76111JJ39    16,300,000.00           0.00     5.400000  %          0.00
A-8     76111JJ47             0.00           0.00     5.000000  %          0.00
A-9     76111JJ54    20,000,000.00   3,857,144.50     0.000000  %     63,041.62
A-10    76111JJ62       122,000.00           0.00     5.250000  %          0.00
A-P     76111JJ70       161,133.06     113,728.93     0.000000  %      1,428.50
A-V     76111JJ88             0.00           0.00     0.221248  %          0.00
R-I     76111JJ96           100.00           0.00     5.250000  %          0.00
R-II    76111JK29           100.00           0.00     5.250000  %          0.00
M-1     76111JK37     1,064,800.00     957,807.88     5.250000  %      4,426.95
M-2     76111JK45       354,600.00     318,969.45     5.250000  %      1,474.26
M-3     76111JK52       266,000.00     239,272.07     5.250000  %      1,105.91
B-1     76111JK60       177,400.00     159,574.68     5.250000  %        737.55
B-2     76111JK78        88,600.00      79,697.39     5.250000  %        368.36
B-3     76111JK86       177,432.59     159,603.99     5.250000  %        737.68

-------------------------------------------------------------------------------
                  177,337,165.65    60,688,319.61                  1,004,748.58
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        13,603.57    116,033.92            0.00       0.00      3,978,640.17
A-2         4,251.12      4,251.12            0.00       0.00              0.00
A-3       146,561.55    799,857.73            0.00       0.00     39,318,035.15
A-4        29,562.83    205,264.05            0.00       0.00     10,574,417.65
A-5        46,583.85     46,583.85            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9        16,071.44     79,113.06            0.00       0.00      3,794,102.88
A-10            0.00          0.00            0.00       0.00              0.00
A-P             0.00      1,428.50            0.00       0.00        112,300.43
A-V        11,189.28     11,189.28            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            1.69          1.69            0.00       0.00              0.00
M-1         4,190.41      8,617.36            0.00       0.00        953,380.93
M-2         1,395.49      2,869.75            0.00       0.00        317,495.19
M-3         1,046.82      2,152.73            0.00       0.00        238,166.16
B-1           698.14      1,435.69            0.00       0.00        158,837.13
B-2           348.68        717.04            0.00       0.00         79,329.03
B-3           698.27      1,435.95            0.00       0.00        158,866.31

-------------------------------------------------------------------------------
          276,203.14  1,280,951.72            0.00       0.00     59,683,571.03
===============================================================================









































Run:        04/25/05     11:59:50
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S20(POOL #  4646)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4646
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     408.107051   10.243034     1.360357    11.603391   0.000000  397.864017
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3     514.285934    8.405550     1.885715    10.291265   0.000000  505.880383
A-4     514.285934    8.405550     1.414286     9.819836   0.000000  505.880383
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9     192.857225    3.152082     0.803572     3.955654   0.000000  189.705144
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     705.807528    8.865344     0.000000     8.865344   0.000000  696.942184
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000    16.900000    16.900000   0.000000    0.000000
M-1     899.519049    4.157541     3.935396     8.092937   0.000000  895.361508
M-2     899.519037    4.157530     3.935392     8.092922   0.000000  895.361508
M-3     899.519064    4.157556     3.935414     8.092970   0.000000  895.361508
B-1     899.519061    4.157554     3.935400     8.092954   0.000000  895.361508
B-2     899.519070    4.157562     3.935440     8.093002   0.000000  895.361508
B-3     899.519030    4.157523     3.935410     8.092933   0.000000  895.361507

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:50                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S20 (POOL #  4646)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4646
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       12,636.95
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,428.19

SUBSERVICER ADVANCES THIS MONTH                                        2,957.23
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     321,440.22

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      59,683,571.04

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          172

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      724,240.25

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.83873100 %     2.50278100 %    0.65725340 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.80034600 %     2.52840483 %    0.66648310 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              645,478.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,004,691.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.78728912
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              147.40

POOL TRADING FACTOR:                                                33.65542176